Exhibit 10.1

NRG ENERGY, INC. LONG-TERM INCENTIVE PLAN NON-QUALIFIED STOCK OPTION AGREEMENT

«Merge_Name»
«Address»
«City», «State» «Zip»

Congratulations on your selection as a Participant under the Long-Term Incentive Compensation Plan (“Plan”) of NRG Energy, Inc. (the “Company”). You have been chosen to receive an option under the Plan. The option granted to you under this Non-Qualified Stock Option Agreement (this “Agreement”) is a Non-qualified Stock Option, as defined in the Plan, and is neither intended to be, nor will be, treated as an Incentive Stock Option. You are sometimes referred to in this Agreement as the “Participant.”

This Agreement constitutes the Grant Agreement pursuant to Section 6 of the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. Capitalized terms used in this Agreement and not defined herein shall have the meaning assigned to them in the Plan.

PLEASE NOTE THAT BY SIGNING THIS AGREEMENT YOU ARE ACKNOWLEDGING THAT YOU AGREE TO BE BOUND BY THE TERMS OF THIS AGREEMENT AND THE PLAN, INCLUDING WITHOUT LIMITATION TERMS AND CONDITIONS THAT MAY LIMIT YOUR ELIGIBILITY TO EXERCISE THE OPTION GRANTED IN THIS AGREEMENT.

1.	Grant of Option.

The Company hereby grants you a right to purchase shares of the Company’s Common Stock as follows, upon the terms and subject to the conditions set forth in this Agreement and the Plan (as amended from time to time) (the “Option”):

Date of Grant:	«Grant_Date»

Number of Shares:	«NQSO»

Exercise Price:	«Price»

Expiration Date:	«Exp_Date»

     The Option is a Non-Qualified Stock Option under the Plan.

2.	Vesting Schedule and Exercise.

The Option shall not be exercisable as of the Date of Grant. After the Date of Grant, to the extent not previously exercised, and subject to termination or acceleration as provided in this Agreement and the Plan, the Option shall be exercisable to the extent it becomes vested, which shall be in accordance with the following schedule:

Period of Continuous Service	% of Option Shares
from Date of Grant	That Are Vested
1 year	33 1/3%
2 years	66 2/3%
3 years	100%

     Notwithstanding the foregoing,

(i)	if there is a Change in Control (as defined in the Plan) of the Company, the Option shall immediately vest in full upon such Change in Control, and shall be exercisable until the Expiration Date, unless earlier terminated pursuant to Section 6 of this Agreement;

(ii)	in connection with any transaction of the type referred to as a “Business Combination” in clause (iii) of the definition of a Change in Control in Section 2(c) of the Plan, the Committee administering the Plan may

(A)	cancel any or all of this Option and pay to Participant an amount equal to the amount that Participant would have received in the Business Combination if the Option had been fully exercised immediately prior to such transaction, less the aggregate exercise price of the cancelled Option, or

(B)	if the aggregate exercise price of the Option is greater than the amount that the Participant would receive if Participant had exercised the Option immediately prior to the Business Combination, the Committee may cancel the Option for no consideration or payment of any kind.

Payment of any amount payable pursuant to clause (ii) of the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

To the extent then exercisable, the Option may be exercised in whole or in part, from time to time. The Participant shall exercise the Option using a written notice of exercise in a form and in accordance with procedures approved by the Company, and the notice of exercise shall be accompanied by payment of the exercise price. Unless otherwise determined by the Committee, payment may be made in accordance with the terms and conditions of the Plan (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by means of any cashless exercise procedures approved by the Committee and as may be in effect on the date of exercise or (iv) by any combination of the foregoing, in each case in accordance with the terms and conditions of the Plan.

3.	Transfer of Option

Unless otherwise permitted by the Committee or Section 14 of the Plan, the Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than pursuant to the laws of descent and distribution. Any attempted disposition in violation of this Section 3 and Section 14 of the Plan shall be void.

4.	Status of Participant

The Participant shall not be, or have rights as, a stockholder of the Company with respect to any of the shares of Common Stock subject to the Option until such shares have been purchased and issued to him or her. The Company shall not be required to issue or transfer any certificates for shares of Common Stock purchased upon exercise of the Option until all applicable requirements of law have been complied with and the shares have been duly listed on any securities exchange on which the Common Stock may then be listed.

5.	No Effect on Capital Structure

The Option shall not affect the right of the Company or any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

6.	Expiration of Option

The right to purchase Common Stock under the Option shall expire on the Expiration Date specified in Section 2 of this Agreement, which is ten (10) years from the date the Option was granted, unless the Option expires earlier in the circumstances described below in this Section 6. As used herein, “Termination of Service” means termination of a Participant’s employment by or service to the Company, including any of its Subsidiaries.

(a)	Death.

Upon a Termination of Service by reason of death, the Option shall vest in full and shall be exercisable by the executor or administrator of Participant’s estate (or any person to whom the Option is transferred by will or the laws of descent and distribution) until the earlier of the Expiration Date or 12 months after the date of such Termination of Service, and thereafter the Option shall terminate and cease to be exercisable. In addition, notwithstanding the other provisions of this Section 6, if a Participant dies after a Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is exercisable as of the date of such Termination of Service shall expire on the earlier of the Expiration Date or 12 months after the date of death.

(b)	Disability.

Upon a Termination of Service by reason of Disability, the Participant shall have the right until the earlier of the Expiration Date or 12 months after the date of such Termination of Service to exercise only that portion of the Option that was exercisable as of the date of such Termination of Service, and thereafter the Option shall terminate and cease to be exercisable.

(c)	Retirement

Upon a Termination of Service by reason of Retirement, the Participant shall have the right, until the earlier of the Expiration Date or two (2) years after the date of such Termination of Service, to exercise only that portion of the Participant’s Option that was exercisable as of the date of such Termination of Service, and thereafter the Option shall terminate and cease to be exercisable.

(d)	Termination of Service for Cause.

Upon a Termination of Service for Cause, the portion, if any, of the Option that remains unexercised at the time the Participant is notified of such Termination of Service shall terminate and cease to be exercisable as of such time.

(e)	Termination of Service without Cause.

Upon a Termination of Service without Cause for any reason other than those set forth specifically in this Section 6, the Participant shall have the right until the earlier of the Expiration Date or for 90 days after the date of such Termination of Service to exercise only that portion of the Option that was exercisable as of the date of such Termination of Service, and thereafter the Option shall terminate and cease to be exercisable.

It is the Participant’s responsibility to be aware of the date the Option terminates.

7.	Committee Authority

Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or the Grant Agreement shall be determined by the Committee in its sole discretion. Any decisions by the Committee regarding the Plan or this Agreement shall be final and binding.

8.	Plan Controls

The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of the grant and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control.

9.	Limitation on Rights; No Right to Future Grants; Extraordinary Item.

By entering into this Agreement and accepting the Option, the Participant acknowledges that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan, provided that, except as provided in Section 17 of the Plan, no amendment to this Agreement shall adversely affect in a material manner the Participant’s rights under this Agreement without his or her written consent; (b) the grant of the Option is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (d) participation in the Plan is voluntary; (e) the value of the Option is an extraordinary item which is outside the scope of the Participant’s employment contract, if any, unless expressly provided for in any such employment contract; (f) the Option is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Participant will have no entitlement to compensation or damages as a consequence of the forfeiture of any unvested portion of the Option as a result of the Participant’s Termination of Service for any reason; (g) the future value of the Common Stock subject to the Option is unknown and cannot be predicted with certainty, (h) neither the Plan, the Option nor the issuance of the shares underlying the Option confers upon the Participant any right to continue in the employ or service of (or any other relationship with) the Company or any Subsidiary, nor do they limit in any respect the right of the Company or any Subsidiary to terminate the Participant’s employment or other relationship with the Company or any Subsidiary, as the case may be, at any time with or without Cause, and (i) the grant of the Option will not be interpreted to form an employment relationship with the Company or any Subsidiary; and furthermore, the grant of the Option will not be interpreted to form an employment contract with the Company or any Subsidiary.

10.	General Provisions

(a)	Notice

Whenever any notice is required or permitted hereunder, such notice must be in writing and delivered in person or by mail (to the address set forth below if notice is being delivered to the Company) or electronically. Any notice delivered in person or by mail shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address set forth in this Agreement. Notices delivered to the Participant in person or by mail shall be addressed to the address for the Participant in the records of the Company. Notices delivered to the Company in person or by mail shall be addressed as follows:

Company:	NRG Energy, Inc.
Attn: Vice President, Human Resources
901 Marquette Avenue, Suite 2300
Minneapolis, MN 55402

The Company or the Participant may change, by written notice to the other, the address previously specified for receiving notices.

(b)	No Waiver

No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right under this Agreement constitute a continuing waiver of the same or a waiver of any other right hereunder.

(c)	Undertaking

The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Option pursuant to the express provisions of this Agreement.

(d)	Entire Contract

This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

(e)	Successors and Assigns

The provisions of this Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns and Participant and Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law.

(f)	Securities Law Compliance

The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to the Option. The Company intends to maintain this registration but has no obligation to the Participant to do so. If the registration ceases to be effective, the Participant will not be able to exercise the Option or transfer or sell shares of Common Stock issued pursuant to the Option unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. Participant agrees that any resale of the shares of Common Stock issued pursuant to the Option shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue shares of Common Stock or permit the resale of any such shares if such issuance or resale would violate any such requirements.

(g)	Taxes

(i)	Participant Election. Unless otherwise determined by the Committee, a Participant may elect to deliver shares of Common Stock (or have the Company withhold Shares acquired upon exercise of the Option) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of the Option. The Participant must make the election on or before the date the amount of tax to be withheld is determined. Once made, the election is irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 11(g)(i), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) of the Plan with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(ii)	Company Requirement. The Company may require, as a condition to any grant or exercise under this Agreement or to the delivery of certificates for Shares issued upon exercise of the Option, that Participant make provision for the payment to the Company, either pursuant to paragraphs (i) of (ii) of this Section 11(g), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Common Stock. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Common Stock under the Plan and this Agreement.

(h)	Information Confidential

As partial consideration for the granting of the Option, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

(i)	Governing Law

Except as may otherwise be provided in the Plan, the provisions of this Agreement shall be governed by the laws of the state of Delaware, without giving effect to principles of conflicts of law.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

NRG ENERGY, INC.

By:

Name: David Crane
Title: President & CEO

PARTICIPANT:

Name: